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                                                                       EXHIBIT 2

                                August 22, 2000

Commonwealth Associates, L.P.
830 Third Avenue
New York, NY 10022

          RE:  Lock-Up
               -------

Gentlemen:

     In connection with the private placement of securities (the "Private Placement") of drkoop.com, Inc. (the "Company") through Commonwealth Associates, L.P. (the "Placement Agent"), the undersigned hereby represents that during the period commencing on the date hereof and ending twelve months from the last closing of the Private Placement (the "Lock-Up Period"), the undersigned will not, directly or indirectly (including, without limitation, through the entering into of a cash-settled derivative instrument), offer for sale, sell, contract for sale, assign, transfer, pledge or otherwise dispose of any securities of the Company that are currently held by the undersigned or that are acquired by the undersigned during the Lock-Up Period (or securities of any successor received in exchange therefor). The undersigned acknowledges that any securities of the Company subject to the foregoing lock-up may bear a legend thereon identifying the foregoing restrictions or otherwise may be subject to stop-transfer instructions issued by the Company.

     Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any securities of the Company either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a custodian, trustee (including a trustee of a voting trust), executor or other fiduciary for the account of his or her immediate family, a trust, the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family, or a charitable remainder trust; provided that such transferee agrees to be bound by the provisions of this lock-up agreement. For the purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor, or lineal descendant of brother or sister of the transferor.

     The Placement Agent, by signing below, covenants that it will not sell, assign or transfer any of its Bridge Warrants, Agency Warrants, or their underlying shares of stock unless the lock-up period applicable to Dr. C. Everett Koop and Messrs. Donald Hackett, Louis Scalpati, Richard M. Rosenblatt, Edward A. Cespedes, and Stephen Plutsky has expired or all of the aforementioned individuals have been released form their lock-up agreements; provided, however, without limiting the foregoing, the Placement Agent may sell, assign or transfer such securities to its affiliates and employees provided they agree to be bound by the terms of this paragraph.
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_______________________             ___________________________
Signature                           Signature of Co-Owner
_______________________             ___________________________
Print Name                          Print Name


Agreed and Acknowledged

Commonwealth Associates, L.P.

     By:  Commonwealth Associates Management Company, Inc.,
          its general partner
          _________________________
               Name:
               Title: